Exhibit (a)(v) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K



                              DEUTSCHE FUNDS, INC.

                              ARTICLES OF AMENDMENT



         Deutsche Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter the "Corporation"), hereby certifies to the Maryland Department of Assessments and Taxation:



         FIRST:   Effective December 31, 1999, the following items occur:



         1. Article FIFTH, Section 3 of the Corporation's charter is hereby amended by decreasing the number of shares classified and allocated to the Deutsche German Equity Fund, the Deutsche Global Bond Fund, the Deutsche European Bond Fund, and the Deutsche Institutional US Money Market Fund from 250,000,000 to 0, from 250,000,000 to 0, from 250,000,000 to 0, and from
10,000,000,000 to 0, respectively. None of these shares is currently outstanding.



         2. Article FIFTH, Section 3 of the Corporation's charter is hereby amended further by eliminating the series designated by the names Deutsche German Equity Fund, Deutsche Global Bond Fund, Deutsche European Bond Fund, and Deutsche Institutional US Money Market Fund. The elimination of said series relates to the Corporation's redemption of all shares of common stock of said series pursuant to Section 2-310.1 of Subtitle 3 of Title 2 of the Maryland General Corporation Law and Article FIFTH, Section 20 of the Corporation's charter.



     SECOND: Effective January 18, 2000, Article SECOND of the Corporation's charter is hereby amended by renaming the Corporation from "Deutsche Funds, Inc." to "Flag Investors Funds, Inc."



         THIRD: Effective January 18, 2000, Article FIFTH, Section 3 of the Corporation's charter is hereby amended by changing the name of the following series, and of all issued and unissued shares of common stock classified and allocated thereto, as follows:




         Current Name of Series and Shares                  New Name of Series and Shares



         Deutsche Top 50 World                                Flag Investors Top 50 World

         Deutsche Top 50 Europe                               Flag Investors Top 50 Europe

         Deutsche Top 50 Asia                                 Flag Investors Top 50 Asia

         Deutsche Top 50 US                                   Flag Investors Top 50 US

         Deutsche European Mid-Cap Fund                     Flag Investors European Mid-Cap Fund

         Deutsche Japanese Equity Fund                      Flag Investors Japanese Equity Fund

         Deutsche US Money Market Fund                      Flag Investors US Money Market Fund



         The number and names of all classes of each of the foregoing series shall remain the same.

         FOURTH: The names of the current series of the Corporation's common stock, and the number of shares of common stock classified and allocated to the current series of the Corporation's common stock, after giving effect to the classification and allocation changes described in section FIRST of this amendment, the elimination of certain series described in section FIRST of this amendment, and the name changes described in section THIRD of this amendment, shall be as follows:





                                                                       Number of Shares of Common

                  Name of Series                                       Stock Classified and Allocated



                  Flag Investors Top 50 World                                      250,000,000

                  Flag Investors Top 50 Europe                                     250,000,000

                  Flag Investors Top 50 Asia                                       250,000,000

                  Flag Investors Top 50 US                                         250,000,000

                  Flag Investors European Mid-Cap Fund                             250,000,000

                  Flag Investors Japanese Equity Fund                              250,000,000

                  Flag Investors US Money Market Fund                           5,000,000,000

                  Unclassified and Unallocated
         11,000,000,000

                                                                                   17,500,000,000



         FIFTH: The foregoing amendments to the Corporation's charter were approved by a majority of the entire board of directors and are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.



         The undersigned President acknowledges that these articles of amendment are the act of the Corporation and states that to the best of his knowledge, information, and belief, the matters and facts set forth in these articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.



         IN WITNESS WHEREOF, Deutsche Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 9th day of December, 1999.



WITNESS:                                    DEUTSCHE FUNDS, INC.





/s/ Robert R. Gambee                                By: /s/ Brian Lee

Robert R. Gambee                                     Brian Lee

Secretary                                              President